Exhibit 99.3

                        TRIAL SCHEDULE FOR CERTAIN CASES

Set forth below is a list of smoking and health class actions, health care cost recovery actions, cases under the California Business and Professions Code and asbestos contribution actions currently scheduled for trial through 2001 against PM Inc. and, in some cases, the Company. Trial dates, however, are subject to change.

Case (Jurisdiction)                 Type of Action                     Trial Date
-------------------                 --------------                     ----------
Robert A. Falise, et al.            Asbestos Contribution Action       July 5, 2000
v. The American Tobacco
Company, et al.
(New York)

The People of the State of          California Business                July 28, 2000
California, et al. v. Philip        and Professions Code Case
Morris, Inc., et al.
(California)

Blue Cross and Blue Shield of       Health Care Cost Recovery Action   September 12, 2000
New Jersey, Inc., et al. v. Philip
Morris, Incorporated, et al.
(New York)

In re Tobacco Litigation            Medical Monitoring Class Action    October 2, 2000
(West Virginia)

National Asbestos Workers           Health Care Cost Recovery Action   November 13, 2000
Medical Fund, et al. v. Philip
Morris Incorporated, et al.
(New York)

Republic of the Marshall            Health Care Cost Recovery Action   January 15, 2001
Islands v. The American
Tobacco Company, et al.
(Marshall Islands)

Scott, et al. v. The American       Smoking and Health Class Action    January 15, 2001
Tobacco Company, et al.
(Louisiana)

H.K. Porter Company, Inc. v.        Asbestos Contribution Action       January 29, 2001
The American Tobacco Company,
et al. (New York)

Owens Corning v. R.J. Reynolds      Asbestos Contribution Action       February 2001
Tobacco Company, et al.
(Mississippi)

Raymark Industries, Inc. v. The     Asbestos Contribution Action       March 5, 2001
American Tobacco Company, et al.
(New York)


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

Case (Jurisdiction)                 Type of Action                     Trial Date
-------------------                 --------------                     ----------


Below is a schedule setting forth by month the number of individual smoking and health cases against PM Inc. and, in some cases, the Company that are currently scheduled for trial through the end of the year 2001.

2000               2001
----               ----

July (1)           January (3)

                   February (1)

October (2)        March (1)

November (1)       May (3)

                   July (2)

                   October (1)

                   November (1)


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